REVOLVING CREDIT FACILITY

     THIS AGREEMENT, dated as of March 31, 1998 by and between U.S. Automotive Manufacturing, Inc., with offices located at Route 627, Airport Drive, Tappahannock, Virginia 22560 (the "Borrower" or the "Company"), and Galt Financial, Ltd., 125 West Shore Road, Huntington, New York 11743 (the "Lender").

     WHEREAS, the Borrower has requested that the Lender make available from time to time to the Borrower up to an aggregate amount of Two Million ($2,000,000) Dollars; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Lender is willing to make such funds available to the Borrower;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. THE CREDIT FACILITY

     1.1 Advances.

          (a) The Lender agrees, subject to the terms and conditions hereinafter set forth, to advance (an "Advance") to Borrower from time to time in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 (the "Credit Facility"), which is being drawn down by Borrower to the extent of $300,000 on the date hereof (the "Initial Borrowing Date") and may be further drawn down by Borrower, and shall be provided by Lender, from time to time as the proceeds of prior draw downs are expended as contemplated hereby on five (5) business days' notice to Lender from the Borrower.

          (b) Notwithstanding anything to the contrary contained in subparagraph 1.1(a) above, Borrower acknowledges that Lender may not be able to Advance up to the full amount of the Credit Facility to Borrower and waives any obligation for Lender to do so; provided, however, that Lender covenants and agrees to make available to Borrower Advances of not less than $1,000,000 in the aggregate at any time during the term of this Credit Facility.

     1.2  Security Interest/Collateral.

          (a) The Credit Facility creates in favor of the Lender a general security interest in the assets of the Company as well as a first security interest (prior to all other liens) in and to the Company's property located at 1875 Lake Mary Boulevard, Sanford, FL 32773 (collectively, the "Collateral").

          (b) The Company authorizes the Lender to sign and file on its behalf one or more financing statements with respect to the Collateral pursuant to the Uniform Commercial Code. At any time and from time to time, upon request of the Lender, the Company shall give, execute, file and/or record any notice, financing statement, statement, instrument, document or agreement that the Lender considers necessary to create, preserve, continue, perfect or validate any security interest granted hereunder or which the Lender considers necessary or desirable to exercise or enforce the Lender's rights hereunder with respect to such security interest, naming the Company as debtor and the Lender as secured party.

     1.3 Promissory Note. Borrower's obligation to repay each Advance, together with accrued interest thereon, will be evidenced by a Revolving Credit Note in the form attached hereto (the "Note") to be executed by Borrower and delivered to Lender concurrently with Borrower's acceptance of this Agreement.

     1.4 Interest. Interest shall accrue at the rate of eleven percent (11%) per annum from the date hereof on all outstanding balances and shall be payable in arrears monthly, commencing August 1, 1998 (for interest accrued and unpaid to the date thereof) and monthly thereafter.

     1.5 Payment. All Advances made pursuant to this Credit Facility shall be due three (3) business days after the earlier of: (i) the second anniversary from the Initial Borrowing Date (the "Maturity Date") or (ii) a reduction of the aggregate value of the Collateral (excluding that value of any Collateral subject to a prior lien) to less than 150% of the Credit Facility.

     1.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) business day after having been deposited with a courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three
(3) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, to the addresses of the parties first set forth above or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt). Copies of any notice to hereunder shall also be sent to the parties' respective counsel as follows:

                           If to Borrower:

                           Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, New York 10174


                           Attn: Russell Bulkeley, Esq.
                           Fax: (212) 885-5001


                           If to Lender:

                           Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 West Wacker Drive
                           Suite 2700
                           Chicago, IL 60606

                           Attn: Joshua S. Kanter, Esq.
                           Fax: (312) 984-3150


     1.7 Use of Proceeds. The Borrower agrees that the proceeds of the Loan shall be used to finance the working capital requirements of Borrower.

Section 2.  ADDITIONAL CONSIDERATION

     2.1 Grant of Initial Warrants.

          (a) Subject to Section 2.3 hereof, Borrower shall simultaneously herewith issue to Lender five year warrants ("Initial Warrants") to purchase up to 200,000 shares ("Initial Warrant Shares") of the common stock, $.001 par value, of the Company (the "Common Stock"). exercisable any time after the one year anniversary of the Initial Borrowing Date at an exercise price equal to eighty percent (80%) of the average Current Market Price (as defined in paragraph (b) below) of the Common Stock for the twenty (20) trading days preceding such one year anniversary date.

          (b) For purposes of this Agreement, "Current Market Price," when used with references to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or such other system then in use, or, on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock on such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.


     2.2 Additional Grant of Warrants.

          (a) Subject to Section 2.3 and paragraphs (b) and (c) below, Borrower shall grant to Lender five year warrants (the "Warrants") to purchase up to 600,000 shares of Common Stock (the "Warrant Shares"), or a portion thereof which Warrants shall be granted on each of the dates below (each, a "Grant Date"), as follows:

          (1) at September 30, 1998, Warrants to purchase up to 200,000 Warrant Shares, exercisable any time after the one year anniversary of the Initial Borrowing Date at an exercise price equal to eighty percent (80%) of the average Current Market Price of the Common Stock for the twenty (20) trading days preceding such one year anniversary date.

          (2) at March 31, 1999, Warrants to purchase up to 100,000 Warrant Shares, exercisable any time after such Grant Date at an exercise price equal to eighty percent (80%) of the average Current Market Price of the Common Stock for the twenty (20) trading days preceding such Grant Date.

          (3) at June 30, 1999, Warrants to purchase up to 100,000 Warrant Shares, exercisable any time after the date such Grant Date at an exercise price equal to eighty percent (80%) of the average Current Market Price of the Common Stock for the twenty (20) trading days preceding such Grant Date.

          (4) at September 30, 1999, Warrants to purchase up to 100,000 Warrant Shares, exercisable any time after the date such Grant Date at an exercise price equal to eighty percent (80%) of the average Current Market Price of the Common Stock for the twenty (20) trading days preceding such Grant Date.

          (5) at December 31, 1999, Warrants to purchase up to 100,000 Warrant Shares, exercisable any time after the date such Grant Date at an exercise price equal to eighty percent (80%) of the average Current Market Price of the Common Stock for the twenty (20) trading days preceding such Grant Date.

          (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that, on or before the six month anniversary of the Initial Borrowing Date, Borrower indefeasibly pays in full all Advances outstanding under this Credit Facility (together with interest thereon), the Borrower shall be under no further obligation to grant to Lender, and the Lender shall not be entitled to any Warrants pursuant to this Section 2.2, in which case this credit facility shall terminate and the Borrower shall not be entitled to, and the Lender shall not be obligated to make, further Advances pursuant to this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in the event that, any time prior to the Maturity Date but subsequent to the six month anniversary of the Initial Borrowing Date (the "Early Payment Date"), the Borrower indefeasibly pays in full all Advances outstanding under this Credit Facility (together with interest thereon), the Borrower shall be under no obligation to grant to Lender, and the Lender shall not be entitled to, any Warrants which would otherwise be granted to Lender subsequent to the Early Payment Date pursuant to this
     Section 2.2, in which case this credit facility shall terminate and the Borrower shall not be entitled to, and the Lender shall not be obligated to make, further Advances pursuant to this Agreement.

     2.3 Limitations. Notwithstanding anything to the contrary contained in this Agreement, if the aggregate amount of Advances on or before the forty-fifth day after the Initial Borrowing Date (the "Forty-Five Day Anniversary") is less than $2,000,000, then

          (a) the total number of Initial Warrant Shares to be granted under
     Section 2.1 hereof shall be reduced to the amount of Initial Warrant Shares equal to the product obtained by multiplying: (i) ten percent (10%) by (ii) the aggregate dollar amount of any Advances having been made by Lender to Borrower within such forty-five day period. Anything to the contrary contained herein notwithstanding, in no event shall the aggregate number of Initial Warrant Shares issued pursuant to Section 2.1 hereof exceed 200,000 shares of Common Stock; and

          (b) the total number of Warrant Shares to be granted under Section 2.2 hereof shall be reduced to the amount of Warrant Shares (the "Adjusted Warrant Total") equal to the product obtained by multiplying: (i) 600,000 by (ii) that percentage, the numerator of which is the aggregate dollar amount of the Advances made by the Lender at the Forty-Five Day Anniversary and the denominator of which is $2,000,000. In the event of any adjustment pursuant to this paragraph (b), the number of Warrants to be granted pursuant to Section 2.2 hereof shall be adjusted pro ratably and the Borrower shall be under no obligation to grant to Lender, and the Lender shall not be entitled to, any Warrant Shares in excess of such Adjusted Warrant Total.

     2.4 Registration Rights. The Company shall grant the Lender or its assigns "piggyback" registration rights with respect to the Initial Warrant Shares and the Warrant Shares, as adjusted pursuant to Section 2.1 hereof. The Initial Warrants and the Warrants received under the terms of this agreement may be sold, transferred, hypothecated or assigned at the option of the Lender.

     2.5 Company Information. The Company has heretofore made available to the Lender and the Lender has received, or had access to, the Borrower's reports on Form 10-K for the year ended December 31, 1996 and Form 10-Q for the quarter ended September 30, 1997 and such supplemental information pertaining to the Company and its management as at the date hereof (including the Audited Financial Statements for the year ended December 31, 1997).

     2.6 Investment Representatives.

     The Lender hereby represents, warrants and covenants as follows:

          (a) The Lender understands that (A) neither the Warrants, Initial Warrant Shares nor Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, based upon applicable exemptions from such registration requirements; (B) the Warrants, the Initial Warrant Shares and Warrant Shares are "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Warrants, Initial Warrant Shares and Warrant Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) a legend (in the form of Schedule A hereto) to the foregoing effect will be placed on the certificate or certificates representing the Warrants, Initial Warrant Shares and Warrant Shares; and (E) stop transfer instructions with respect to the foregoing will be placed with the transfer agent for the Warrants, Initial Warrant Shares and Warrant Shares;

          (b) The Lender is acquiring the Warrants, Initial Warrant Shares and Warrant Shares solely for the account of the Lender for investment purposes only, and not with a current view towards the distribution thereof;

          (c) The Lender shall not sell, transfer, hypothecate or otherwise dispose of the Warrants, Initial Warrant Shares or Warrant Shares other than pursuant to an effective registration statement under the Act unless prior thereto the Company receives either an opinion, in form and substance reasonably acceptable to the Company, of the Company's counsel or counsel for the Lender reasonably acceptable to the Company, that the proposed transaction may be effected without compliance with the registration provisions of the Act;

          (d) The Lender has had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the Company and its financial condition, and all such questions, if any, have been answered to the full satisfaction of the Lender;

          (e) The Lender is not an "affiliate" of the Company, as such terms are defined under the Act; and

          (f) The Lender shall indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Lender of any representation, warranty or covenant made by the Lender herein;

     2.7 Transfer Instructions. To enable the Company to enforce the Lender's covenants contained in Section 2.4 above, the Lender consents to the Company imposing transfer instructions consistent hereto with the transfer agent of the Company's securities with respect to any Warrants, Initial Warrant Shares and Warrant Shares until the end of such period.

Section 3.         REPRESENTATIONS AND WARRANTIES OF BORROWER

           The Borrower represents and warrants to Lender, as follows:

     3.1 Corporation Existence, Power and Authority of the Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified in each jurisdiction where the property owned by it or the nature of the business transacted by it requires such licensing and qualification, except where such failure to qualify would not have a material adverse effect on the Company. The Borrower has all requisite corporate power and authority to conduct business as it is now being conducted and to enter into, consummate and perform all the provisions of this Agreement, and any instrument, agreement or document referred to herein to which the Borrower is or shall be a party, having been duly authorized by all corporate and other required actions.

     3.2 No Conflicts. The execution, delivery and performance of the Borrower of this Agreement, the Promissory Note or any other instrument, agreement or document referred to herein does not and will not result in any violation of, or be in conflict with, any terms or provisions of the Certificate of Incorporation or the by-laws of the Borrower, or any material statute, governmental regulation or order, judgment, decree, agreement, indenture, or instrument applicable to the Company.

     3.3 Authorizations. All governmental approvals, licenses, authorizations, consents, filings and registrations, if any are required for the delivery and execution of this Agreement, and any applicable instrument, agreement or document referred to herein as having been obtained or made, are final and are not subject to review or appeal or, to the knowledge and belief of the Borrower, the subject of any pending or threatened attack or appeal to direct proceedings or otherwise.

     3.4 Florida Property. Borrower has good and valid title to the property located at 1875 Lake Mary Boulevard, Sanford, FL 32773 as at the date hereof and, except for the security interest granted hereunder, such property is free and clear of any and all mortgages, liens, pledges, claims, charges and encumbrances.

     3.5 Warrants and Underlying Shares. The Warrants and the shares underlying such Warrants, when issued pursuant to the terms and conditions of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and delivered free and clear of any security interests, pledges, mortgages, claims, liens and encumbrances, except that the underlying shares of common stock will be "restricted securities" as such term is defined in the rules and regulations of the Securities Exchange

Commission and will be subject to restrictions on transfers pursuant to such rules and regulations and state laws.

Section 4.                GOVERNING LAW/JURISDICTION

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without reference to the principles of conflicts of laws. The Borrower hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York in any action, suit, or proceeding brought against the Borrower and related to or in connection with this Agreement or any other instrument, agreement or document referred to herein or any transaction contemplated hereby.

Section 5.                     MISCELLANEOUS

     5.1 Amendments. This Agreement may only be amended by a written instrument executed by the Lender and Borrower.

     5.2 Notices. All notices, requests and communications to any person provided for hereunder shall be in writing and shall be given to such person at the address first set forth above or such other address as either party shall specify to the other party (and in the case of the Borrower, with a copy to:
Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174,
Attention: J. Russell Bulkeley, Esq.) Each such notice, request or communication shall be effective (i) if given by mail, 48 hours after such notice is deposited in the mails by first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or courier), when delivered at the address specified above, provided that any such notice shall not be effective until received.

     5.3 Assignment. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all of the parties hereto. Any assignment not made in compliance with this provision shall be null and void.

     5.4 Severability. If any provision of this Agreement, or the application of such provisions to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     5.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                             U.S. AUTOMOTIVE MANUFACTURING, INC.



                                             By: _______________________________
                                                 Name:
                                                 Title:
GALT FINANCIAL, LTD.



By: _____________________________
    Name:
    Title:

                                   SCHEDULE A

                                 Form of Legend



          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR (ii) AN OPINION OF COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE."